Exhibit 10.2

FOURTH AMENDMENT TO THE
SANDERSON FARMS, INC. AND AFFILIATES
EMPLOYEE STOCK OWNERSHIP PLAN
THIS FOURTH AMENDMENT is made and entered into by Sanderson Farms, Inc. (the “Corporation”) as set forth herein.
WHEREAS, the Corporation maintains the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “Plan”); and
WHEREAS, the Corporation desires to amend the Plan to clarify provisions regarding references to the Administrative Committee and hardship distributions and to revise provisions on legal actions related to the Plan.
NOW, THEREFORE, pursuant to the provisions of Section 12.1 of the Plan, the Plan is hereby amended, effective as set forth herein, as follows:
1.Effective as of November 1, 2016, Section 2.2 is revised to read as follows:
“Administrative Committee” means the Administrative Committee appointed by the Company as provided in Section 10.1 hereof. The persons constituting the Administrative Committee are herein referred to as “Administrative Committee Members.” References in this Plan to the Administrative Committee shall include references to its designees, as applicable, if the Administrative Committee has delegated its responsibilities to such designees.
2.Effective as of November 1, 2016, Section 7.9(a) is revised to read as follows:
A Participant who is an Employee and is fully vested in his Accounts may make written application to withdraw all or part of the Participant's Account balances. Such an application shall be approved only if the Administrative Committee shall determine that the withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant. Distribution of such withdrawal shall be made to the Participant in a lump sum payment of whole shares of Qualifying Employer Securities, plus cash for fractional shares, as soon as practicable after the withdrawal is approved by the Administrative Committee.
3.Effective as of January 1, 2017, Section 13.13 is added as follows:
Section 13.13 Restriction on Venue. A Participant or Beneficiary may bring an action in connection with the Plan only in the Hattiesburg Division of the United States District Court for the Southern District of Mississippi. This court shall have exclusive jurisdiction over any such action.
4.Except as otherwise provided in this Fourth Amendment, the provisions of the Plan shall remain in full force and effect.

7/3907223.3
0S0187-066481

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment to the Plan on this 19th day of January, 2017, effective as set forth herein.

SANDERSON FARMS, INC.

By: /s/ D. Michael Cockrell

7/3907223.3
0S0187-066481